EXHIBIT 23.3

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of Quiksilver, Inc. on Form S-8 of our report dated February 28, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in the method for accounting for goodwill and intangible assets) appearing in the Current Report on Form 8-K/A of Quiksilver, Inc. filed March 3, 2003.

/s/ Deloitte Touche Tohmatsu

Deloitte Touche Tohmatsu

April 9, 2003